QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5.1

[GREENBERG TRAURIG, P.A. LETTERHEAD]

October 11, 2001

Option Care, Inc.
100 Corporate North, Suite 212
Bannockburn, Illinois 60015

Re:	Option Care, Inc. - Rule 462(b) Registration Statement on Form S-3

Ladies and Gentlemen:

    This opinion is furnished to you in connection with a Rule 462(b) Registration Statement on Form S-3 (the "Registration Statement") filed by Option Care, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 575,000 shares of the Company's Common Stock, $.01 par value per share, to be offered by the Company (the "Shares").

    In connection with the preparation of the Registration Statement, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

    Based on and subject to the foregoing, we are of the opinion that the Shares to be offered by the Company, when and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

    We are licensed to practice law only in the States of New York and Florida and do not hold ourselves out to be experts on the laws of any jurisdiction other than the States of New York and Florida and the United States of America. Accordingly, the opinions expressed herein are specifically limited to the laws of the States of New York and Florida, the Federal law of the United States of America and the General Corporate Law of the State of Delaware.

    We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Greenberg Traurig, P.A.
GREENBERG TRAURIG, P.A.

QuickLinks

  EXHIBIT 5.1